[S E N E S C O LOGO]






December 13, 2002


Dr. John Thompson, Dean of Science
University of Waterloo
Waterloo, Ontario N2L 3G1
Canada

        Re:     AMENDMENT #2 TO CONSULTING AGREEMENT OF JULY 12, 1999

Dear Dr. Thompson:

This will modify paragraph 3 of your Consulting Agreement with Senesco dated July 12, 1999, as modified on February 8, 2001. Effective as of January 1, 2003, Company's reimbursement to Consultant, shall be in the amount of $5,000 per month. All other terms of the Agreement remain unchanged.

Sincerely,


/s/ Joel Brooks

Joel Brooks
Senesco, Inc.



Acknowledged and Agreed:


/s/ John Thompson
------------------------
Dr. John Thompson